Exhibit 99.1

Pulmatrix Appoints William Duke, Jr., as Chief Financial Officer

Lexington, Mass., June 25, 2015 – Pulmatrix, Inc. (NASDAQ: PULM) announced today the appointment of William Duke, Jr., as chief financial officer. Mr. Duke previously served as chief financial officer of Valeritas, Inc., a company that manufactures and commercializes an insulin delivery device for adults with Type 2 diabetes. He has more than 20 years of experience in finance leadership roles, with the majority coming at life sciences companies including Valeritas, Genzyme and Haemonetics.

“We are pleased to welcome Bill to Pulmatrix," said Robert W. Clarke, Ph.D., chief executive officer of Pulmatrix. “His skills and experience are ideally suited for our next phase of growth as we advance our pipeline of inhaled therapies for pulmonary disease. His accomplished background in strategic planning and corporate finance as well as his extensive experience with public life sciences companies fills a valuable role within our organization following our recent NASDAQ listing.”

Prior to his role as chief financial officer of Valeritas, Mr. Duke held various leadership roles in finance and accounting for public and private companies. Previously, he served as a Senior Director of Finance at Genzyme Corporation and as a Director of Finance/Accounting at Haemonetics Corporation. Mr. Duke holds a Bachelor of Science degree in Accounting from Stonehill College, a Master of Business Administration from Bentley College, and is a Certified Public Accountant.

About Pulmatrix

Pulmatrix is a clinical stage biopharmaceutical company developing innovative inhaled therapies to address serious pulmonary disease using its patented iSPERSE technology. The Company’s proprietary product pipeline is focused on advancing treatments for rare diseases, including PUR1900, a, inhaled anti-fungal for patients with cystic fibrosis (CF) as well as PUR1500, an inhaled product for the treatment of idiopathic pulmonary fibrosis. In addition, Pulmatrix is pursuing opportunities in major pulmonary diseases through collaboration with partners. This includes PUR0200, a branded generic in clinical development for chronic obstructive pulmonary disease (COPD) in collaboration with Mylan N.V., and other potential first-in-class treatments. Pulmatrix’s product candidates are based on iSPERSE, its proprietary dry powder delivery platform, which seeks to improve therapeutic delivery to the lungs by maximizing local concentrations and reducing systemic side effects to improve patient outcomes.

Pulmatrix Forward-Looking Statements

Certain statements in this press release that are forward-looking and not statements of historical fact are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Pulmatrix cautions that such statements involve risks and uncertainties that may materially affect Pulmatrix's results of operations. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to obtain appropriate or necessary governmental approvals to market potential products; the ability to obtain future funding for developmental products and working capital; and the ability to secure and enforce legal rights related to the companies' products, including patent protection. A discussion of these and other factors, including risks and uncertainties with respect to Pulmatrix, is set forth in the registration statement on Form S-4 filed by Pulmatrix on April 15, 2015, as amended. Pulmatrix disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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Pulmatrix Contacts
Investors Tom Baker 617-532-0624 tbaker@pulmatrix.com	Media Kathryn Morris 845.635.9828 kathryn@theyatesnetwork.com